At Qorvo®		At the Financial Relations Board
Doug DeLieto	Mark Murphy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
February 1, 2017
Qorvo® Reports Fiscal 2017 Third Quarter Results

Greensboro, NC, February 1, 2017 --

Highlights

•	On a GAAP basis, fiscal 2017 third quarter revenue was $826.3 million, gross margin was 37.6%, operating income was $61.4 million, and loss per share was $0.62

•	On a Non-GAAP basis, fiscal 2017 third quarter revenue was $825.4 million, gross margin was 44.3%, operating income was $208.7 million, and diluted EPS was a record $1.35

•
During the quarter, Qorvo released into production its next-generation BAW 5 filter technology, providing a 40% increase in Q factor for improved insertion loss and a 20% increase in coupling factor to provide wider bandwidths; the company commenced open-market sampling and received production orders

•
Mobile Products (MP) revenue grew 34% year-over-year to $656.8 million, driven by sales of integrated solutions and highly differentiated discrete components to manufacturers of marquee smartphones and leading China-based smartphone OEMs

•	MP secured multiple design wins for complete system solutions combining low-, mid- and high-band RF Fusion® placements for smartphones and other connected mobile devices

•	Infrastructure and Defense Products (IDP) revenue grew 29% year-over-year to a record $168.6 million, supported by product and technology leadership in radar, base station, WiFi and IoT applications

•	IDP introduced the industry’s first multi-protocol SoC to integrate IEEE 802.15.4, ZigBee® 3.0, Thread and Bluetooth Low Energy communication protocols for sensors and actuators throughout the home

•
IDP enjoyed broad-based design win activity, highlighted by a complete RF solution win with content above $5 at a leading WiFi router OEM, multiple GaN wins for radar, electronic warfare and wireless infrastructure, and the adoption of BAW filters in automotive applications

•	IDP made substantial progress on efforts to consolidate GaN manufacturing, successfully transferring Greensboro GaN-based products to Richardson, Texas, and achieving customer qualification

•
To support growth in TC-SAW, Qorvo successfully transferred an industry-leading product from its 4-inch line in Florida to its 6-inch facility in Greensboro and commenced high-volume customer shipments

Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal year 2017 third quarter, ended December 31, 2016. On a GAAP basis, fiscal year 2017 third quarter revenue increased 33.1% year-over-year and decreased 4.4% sequentially to $826.3 million. Gross margin was 37.6%, operating expenses were $249.2 million, operating income was $61.4 million, and net loss was $78.6 million, or a loss of $0.62 per share.

On a non-GAAP basis, gross margin was 44.3%, operating expenses were $157.1 million, operating income was $208.7 million, or 25.3% of sales, and net income was $177.3 million, or diluted EPS of $1.35. Gross margin decreased year-over-year due primarily to product mix shift to low band PAD products. On a sequential basis, gross margin increased due primarily to improvements in yields of low band PAD-related products.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “In the December quarter, Qorvo grew 33% year-over-year while exceeding our operating margin target for the quarter. We supported the launch of marquee smartphones and leading China-based OEMs and delivered record revenue in IDP. We did this while qualifying leading technologies for top customer programs, introducing over 100 new products, and achieving key milestones on operational initiatives. I’m extremely proud of what the team delivered to position Qorvo for anticipated double-digit revenue growth in fiscal year 2018.

“Of note, we achieved a significant performance milestone in BAW filter resonator performance, and we are competing today on the most complex BAW-based product opportunities. We now expect sales of BAW-based products will increase from less than a third of Mobile Products revenue in fiscal year 2018 to approaching 40% in fiscal year 2019.

“In the March quarter, we’re forecasting a greater than historical sequential decline as two of our leading customers in China and a tier-one customer in Korea delay flagship smartphone launches. In fiscal year 2018, we expect double-digit revenue growth, driven by continued broad-based growth in IDP and increasing demand for our mobile products, including multiplexers, diversity receive modules, WiFi, RF Fusion, and RF Flex. We are also forecasting year-over-year content gains in marquee smartphones driven by low-band PADs, envelope trackers and tuners.”

Financial Outlook

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the March 2017 quarter:

•Quarterly revenue in the range of $610 million to $650 million

•Gross margin of approximately 46%

•A tax rate of approximately 8%

•Diluted EPS in the range of $0.70 to $0.90

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 31, 2016	For the quarter ended October 1, 2016	Change vs. Q2 FY 2017
Revenue	$826.3	$864.7	$(38.4)
Gross profit	$310.6	$316.8	$(6.2)
Gross margin	37.6%	36.6%	1.0	ppt
Operating expenses	$249.2	$271.4	$(22.2)
Operating income	$61.4	$45.4	$16.0
Net (loss) income	$(78.6)	$11.8	$(90.4)
Weighted average diluted shares	126.9	132.3	(5.4)
Diluted EPS	$(0.62)	$0.09	$(0.71)

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 31, 2016	For the quarter ended October 1, 2016	Change vs. Q2 FY 2017
Revenue	$825.4	$863.7	$(38.3)
Gross profit	$365.8	$369.7	$(3.9)
Gross margin	44.3%	42.8%	1.5	ppt
Operating expenses	$157.1	$172.9	$(15.8)
Operating income	$208.7	$196.8	$11.9
Net income	$177.3	$170.4	$6.9
Weighted average diluted shares	131.5	132.3	(0.8)
Diluted EPS	$1.35	$1.29	$0.06

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 31, 2016	For the quarter ended January 2, 2016	Change vs. Q3 FY 2016
Revenue	$826.3	$620.7	$205.6
Gross profit	$310.6	$231.0	$79.6
Gross margin	37.6%	37.2%	0.4	ppt
Operating expenses	$249.2	$244.2	$5.0
Operating income (loss)	$61.4	$(13.2)	$74.6
Net loss	$(78.6)	$(11.1)	$(67.5)
Weighted average diluted shares	126.9	139.3	(12.4)
Diluted EPS	$(0.62)	$(0.08)	$(0.54)

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 31, 2016	For the quarter ended January 2, 2016	Change vs. Q3 FY 2016
Revenue	$825.4	$619.7	$205.7
Gross profit	$365.8	$296.7	$69.1
Gross margin	44.3%	47.9%	-3.6	ppt
Operating expenses	$157.1	$139.8	$17.3
Operating income	$208.7	$156.9	$51.8
Net income	$177.3	$148.0	$29.3
Weighted average diluted shares	131.5	144.1	(12.6)
Diluted EPS	$1.35	$1.03	$0.32
1Excludes stock-based compensation, amortization of intangibles, acquisition and integration related costs, intellectual property rights (IPR) litigation (settlement) costs, acquired inventory step-up and revaluation, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, (gain) loss on assets, loss on investment, and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization, acquired inventory step-up and revaluation, restructuring and disposal costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, restructuring and disposal costs, acquisition and integration related costs, intellectual property rights (IPR) litigation costs (settlement), loss (gain) on assets, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquired inventory step-up and revaluation, restructuring and disposal costs, acquisition and integration related costs, IPR litigation costs (settlement), loss (gain) on assets, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, restructuring and disposal costs, acquisition and integration related costs, IPR litigation costs (settlement), loss (gain) on assets, start-up costs, certain non-cash expenses, loss on investment and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible stock-based compensation expense in excess of GAAP stock-based compensation expense, and non-cash expense (benefit) related to uncertain tax positions. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, IPR litigation costs (settlement) and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and IPR litigation costs (settlement) do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Our earnings release contains forward-looking non-GAAP revenue, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. GAAP revenue is expected to reconcile within $1.0 million of the quarterly forecasted non-GAAP revenue. We are unable to provide a reconciliation of the remaining forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because due to variability and difficulty in making accurate projections for items such as stock-based compensation, integration related costs, restructuring charges and the provision for income taxes, we are unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable effort. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as an analytical tool compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, diluted earnings per share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using passcode 8513751. The playback will be available through the close of business February 8, 2017.

About Qorvo

Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo's business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage platform providers and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and the impact of stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Revenue	$826,347	$620,681	$2,389,582	$2,002,657

Costs and expenses:
Cost of goods sold	515,705	389,693	1,485,666	1,207,304
Research and development	111,951	105,992	355,166	341,495
Selling, general and administrative	130,672	126,294	412,850	407,016
Other operating expense	6,638	11,915	23,385	43,351
Total costs and expenses	764,966	633,894	2,277,067	1,999,166

Income (loss) from operations	61,381	(13,213)	112,515	3,491
Interest expense	(14,464)	(7,668)	(45,205)	(8,876)
Other (expense) income, net	(2,376)	(120)	(2,717)	5,244

Income (loss) before income taxes	$44,541	$(21,001)	$64,593	$(141)
Income tax (expense) benefit	(123,179)	9,874	(137,059)	(4,502)

Net loss	$(78,638)	$(11,127)	$(72,466)	$(4,643)

Net loss per share, diluted	$(0.62)	$(0.08)	$(0.57)	$(0.03)

Weighted average outstanding diluted shares	126,852	139,343	127,313	144,936

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016

GAAP operating income (loss)	$61,381	$45,393	$(13,213)
Stock-based compensation expense	16,655	26,042	30,308
Amortization of intangible assets	121,969	119,646	128,542
Restructuring and disposal costs	437	468	301
IPR litigation costs (settlement)	607	(5,100)	337
Acquisition and integration related costs	5,426	8,962	4,955
Start-up costs	2,207	2,012	3,835
Other (including (gain) loss on assets and other non-cash expenses)	(3)	(610)	1,850
Non-GAAP operating income	$208,679	$196,813	$156,915

GAAP net (loss) income	$(78,638)	$11,847	$(11,127)
Stock-based compensation expense	16,655	26,042	30,308
Amortization of intangible assets	121,969	119,646	128,542
Restructuring and disposal costs	437	468	301
IPR litigation costs (settlement)	607	(5,100)	337
Acquisition and integration related costs	5,426	8,962	4,955
Start-up costs	2,207	2,012	3,835
Other (including (gain) loss on assets and other non-cash expenses)	(3)	(610)	1,850
Loss on investment	720	169	—
Adjustment of income taxes	107,889	6,974	(10,980)

Non-GAAP net income	$177,269	$170,410	$148,021

GAAP weighted average outstanding diluted shares	126,852	132,329	139,343
Diluted stock-based awards	4,616	—	4,756
Non-GAAP weighted average outstanding diluted shares	131,468	132,329	144,099

Non-GAAP net income per share, diluted	$1.35	$1.29	$1.03

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	December 31, 2016		October 1, 2016		January 2, 2016
GAAP gross profit/margin	$310,642	37.6%	$316,799	36.6%	$230,988	37.2%
Adjustment for intangible amortization	49,508	6.0%	47,191	5.5%	56,683	9.1%
Adjustment for stock-based compensation	5,179	0.6%	5,263	0.6%	8,101	1.3%
Other non-cash expenses	450	—%	430	—%	913	0.1%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.1%	—	0.1%	—	0.2%
Non-GAAP gross profit/margin	$365,779	44.3%	$369,683	42.8%	$296,685	47.9%

Three Months Ended
Non-GAAP Operating Income	December 31, 2016
(as a percentage of sales)

GAAP operating income	7.4%
Stock-based compensation expense	2.0%
Amortization of intangible assets	14.8%
IPR litigation costs	0.1%
Acquisition and integration related costs	0.7%
Start-up costs	0.3%
Non-GAAP operating income	25.3%

Three Months Ended
Free Cash Flow (1)	December 31, 2016
(in millions)

Net cash provided by operating activities	$220.4
Purchases of property and equipment	(136.5)
Free cash flow	$83.9

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016
GAAP research and development expense	$111,951	$126,078	$105,992
Less:
Stock-based compensation expense	6,284	6,768	10,750
Acquisition and integration related costs	—	3,597	—
Other non-cash expenses	680	56	240
Non-GAAP research and development expense	$104,987	$115,657	$95,002

	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016
GAAP selling, general and administrative expense	$130,672	$138,583	$126,294
Less:
Stock-based compensation expense	5,205	13,963	8,783
Amortization of intangible assets	72,461	72,455	71,859
IPR litigation costs (settlement)	607	(5,099)	337
Other non-cash expenses	286	50	547
Non-GAAP selling, general and administrative expense	$52,113	$57,214	$44,768

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2016	April 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$495,811	$425,881
Short-term investments	—	186,808
Accounts receivable, net	421,100	316,356
Inventories	404,617	427,551
Other current assets	166,389	152,614
Total current assets	1,487,917	1,509,210

Property and equipment, net	1,335,767	1,046,888
Goodwill	2,173,914	2,135,697
Intangible assets, net	1,534,098	1,812,515
Long-term investments	34,733	26,050
Other non-current assets	58,482	66,459
Total assets	$6,624,911	$6,596,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$424,952	$343,253
Other current liabilities	123,644	30,548
Total current liabilities	548,596	373,801

Long-term debt	988,886	988,130
Deferred tax liabilities	139,253	152,160
Other long-term liabilities	85,060	83,056
Total liabilities	1,761,795	1,597,147

Stockholders’ equity	4,863,116	4,999,672

Total liabilities and stockholders’ equity	$6,624,911	$6,596,819